EXHIBIT (b)
Rule 30a-2(b) CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ING Clarion Global Real Estate Income Fund (the Trust), do hereby certify, to such officer’s knowledge, that:
(1)	the Trust’s report on Form N-CSR for the six months ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated:	September 1, 2005

/s/ T. Ritson Ferguson

Name:	T. Ritson Ferguson
Title:	President and Chief Executive Officer

Dated:	September 1, 2005

/s/ Peter H. Zappulla

Name:	Peter H. Zappulla
Title:	Treasurer and Chief Financial Officer